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                                                                   EXHIBIT 10.25


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, dated effective as of February 11, 2002 (the "Agreement"), by and between COAST DENTAL SERVICES, INC., a Delaware corporation (the "Company"), and TIMOTHY MERRICK (the "Employee").

     WHEREAS, the Company is presently engaged in the business of providing practice management services and related services to dentists and other dental care providers;

     WHEREAS, the Employee has experience as a Vice President of Finance of a company;

     WHEREAS, the Company wishes to assure itself of the services of the Employee for the period provided in this Agreement and the Employee is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

     1.   EMPLOYMENT

     The Company hereby agrees to employ the Employee upon the terms and conditions herein contained, and the Employee hereby agrees to accept such employment for the term described below. The Employee agrees to serve as the Company's Vice President of Finance. In such capacity, the Employee shall report to the Company's Chief Executive Officer, Executive Vice President and Chief Operating Officer and Board of Directors, and shall have such powers and responsibilities consistent with his position as may be assigned to him.

     Throughout the term of this Agreement, the Employee shall devote his best efforts and substantially all of his business time and services to the business and affairs of the Company.

     2.   TERM OF AGREEMENT

     The two (2) year initial term of the Employee's employment under this Agreement shall commence as of the date set forth above (the "Effective Date"), and terminate on February 11, 2004. After the expiration of such initial two-year employment period, the term of the Employee's employment hereunder shall automatically be extended without further action by the parties for successive one (1) year renewal terms, provided that if either party gives the other party at least thirty (30) days advance written notice of his or its intention to not renew this Agreement for an additional term, the Agreement shall terminate upon the expiration of the current term.

     Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement immediately for any reason, subject to a continuing obligation to may any payments required under Section 5 below.


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     3.   SALARY AND BONUS

     (a) Salary. The Employee shall receive a base salary during the term of this Agreement at a rate of not less than $150,000.00 per annum, payable in installments consistent with the Company's normal payroll schedule. The Compensation Committee of the Board will consult with the Company's Chief Executive Officer and shall review this base salary at annual intervals, and may adjust the Employee's annual base salary from time to time as the Committee deems to be appropriate.

     (b) Annual Bonus. The Employee shall also be eligible to receive an annual incentive bonus from the Company for each fiscal year of the Company during the term of this Agreement, in an amount to be determined by the Compensation Committee of the Company's Board, based on the Company's achievement of such performance measures as the Committee deems to be appropriate. Employee must be employed as of December 31st of the bonus fiscal year to receive the bonus.

     4.   ADDITIONAL COMPENSATION AND BENEFITS

     The Employee shall receive the following additional compensation and welfare and fringe benefits:

     (a) Stock Options. As of the Effective Date of the Agreement, pursuant to a Stock Option Agreement of even date herewith, the Employee is being granted stock options with respect to 10,000 shares of common stock under the terms of the Company's Stock Option Plan at an exercise price of $2.39 per share which shall vest equally on a prorated basis over a three (3) year period as more particularly set forth in the Stock Option Agreement. During the remaining term of the Agreement, any additional stock option or restricted stock awards under the Stock Option Plan shall be at the discretion of the Compensation Committee of the Company's Board.

     (b) Medical Insurance. The Company shall pay for the Employee's medical insurance benefits in accordance with its standard and customary benefits, policies and procedures.

     (c) Vacation. After completion of ninety (90) days of employment, the Employee shall be entitled to up to three weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

     (d) Business Expenses. The Company shall reimburse the Employee for all reasonable expenses he incurs in promoting the Company's business, including expenses for travel, entertainment of business associates and similar items, upon presentation by the Employee from time to time of an itemized account of such expenditures, in accordance with the substantiation requirements of
Section 274 of the Internal Revenue Code, 1986, as amended.

     (d)  Educational Expenses. The Employee shall be entitled to up to five
(5) days educational leave annually to devote to continuing professional education, maintaining his CPA


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certification, or attendance at other seminars related to his professional development. The Company shall reimburse the Employee for reasonable expenses up to $3,000 per year, incurred by the Employee for attending educational matters and memberships.

     In addition to the benefits provided pursuant to the preceding paragraphs of this Section 4, the Employee shall be eligible to participate in such welfare benefit plans, programs, practices and policies of the Company as are generally applicable to other employees.

     5.   PAYMENTS UPON TERMINATION

     (a) Termination Without Cause. If the Company terminates the Employee's employment during the term of this Agreement, the Employee shall be entitled to receive his base salary accrued through the date of termination. The Employee shall also receive any nonforfeitable benefits already earned and payable to him under the terms of any deferred compensation, incentive or other benefit plan maintained by the Company, payable in accordance with the terms of the applicable plan.

     If the termination is not for death, disability as described in paragraph
(b), for Cause as described in paragraph (c) or a voluntary termination by the Employee as described in paragraph (d), the Company shall also be obligated to make a series of four (4) monthly payments to the Employee. Each monthly payment shall be equal to one-twelfth (1/12th) of the Employee's annual base salary, as in effect on the date of termination, regardless of whether the Employee obtains a replacement position with any new employer (including a position as an officer, employee, consultant, or agent, or self-employment as a partner or sole proprietor.) As set forth in greater detail in the Employee's Stock Option Agreement, the Employee shall retain ability to exercise stock options for a period of ninety (90) days after the date of termination.

     (b) Disability. The Company shall be entitled to terminate this Agreement, if the Board determines that the Employee has been unable to attend to his duties for at least sixty (60) days because of a medically diagnosable physical or mental condition, and has received a written opinion from a physician acceptable to the Board that such condition prevents the Employee from resuming full performance of his duties and is likely to continue for an indefinite period. Upon such termination, the Company shall pay to Employee a monthly disability benefit equal to one-twelfth (1/12th) of his current annual base salary at the time he became permanently disabled. Payment of such disability benefit shall commence on the last day of the month following the date of the termination by reason of permanent disability and cease with the earliest of (i) the month in which the Employee returns to active employment, either with the Company or otherwise or (ii) the end of the third month after the date of the termination. Any amounts payable under this Section 5(b) shall be reduced by any amounts paid to the Employee under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

     (c) Termination for Cause. If the Employee's employment is terminated by the Company for Cause, the amount the Employee shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable

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benefits already earned and payable to the Employee under the terms of deferred compensation or incentive plans maintained by the Company.

     For purposes of this Agreement, the term "Cause" shall be limited to (i) any action by the Employee involving disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 9 and 10 below; or (ii) the Employee being convicted of a felony; or (iii) the Employee being convicted of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving moral turpitude; (iv) absenteeism, dishonesty, insubordination, arrest or indictment for any crime, or conduct disloyal to the Company; or (v) the failure by the Employee to perform his duties hereunder as directed (other than any such failure resulting from the Employee's incapacity due to physical or mental disability) after being notified in writing by the Company of the specific acts constituting such failure and being given a period of thirty (30) days after notification by the Company to correct such failure.

     6. EFFECT CHANGE IN CORPORATE CONTROL
        -------------------------------------

     (a) In the event of a Change in Corporate Control, the vesting of any stock options or other awards granted to the Employee under the terms of the Company's Stock Option Plan shall become immediately vested in full and, in the case of stock options, exercisable in full.

     (b) For purposes of this Agreement, a "Change in Corporate Control" shall include any of the following events:

          (i) The acquisition in one or more transactions of more than forty percent (40%) of the Company's outstanding Common Stock by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended), with the exclusion of any person, group, corporation, or affiliates thereof, which are controlled by a member of the Diasti family.

          (ii) Any merger or consolidation or the Company into or with another corporation in which the Company is not the surviving entity, or any transfer or sale of substantially all of the assets of the Company or any merger or consolidation of the Company into or with another corporation in which the Company is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of any other person, or cash, or any other property.

          (iii) Any person, or group of persons, announces a tender offer for at least forty percent (40%) of the Company's Common Stock.

     (c) Upon a Change in Corporate Control, the Company shall be obligated to make a series of twelve (12) monthly payments to the Employee, if terminated without cause. Each monthly payment shall be equal to the sum of one-twelfth (1/12th) of the Employee's annual base salary, as in effect on the date of termination.


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     (d)  Notwithstanding anything else in this Agreement, the amount of severance compensation payable to the Employee as a result of a Change in Corporate Control under this Section 6, or otherwise, shall be limited to the maximum amount the Company would be entitled to deduct pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

     7.   DEATH
          -----

     If the Employee dies during the term of this Agreement, the Company shall pay to the Employee's estate a lump sum payment equal to the sum of the Employee's base salary accrued through the date of death plus the total unpaid amount of any bonuses earned with respect to the fiscal year of the Company most recently ended. In addition, the death benefits payable by reason of the Employee's death under any retirement, deferred compensation or other employee benefit plan maintained by the Company shall be paid to the beneficiary designated by the Employee in accordance with the terms of the applicable plan or plans.

     8.   WITHHOLDING
          -----------

     The Company shall, to the extent permitted by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.

     9.   PROTECTION OF CONFIDENTIAL INFORMATION
          --------------------------------------

     The Employee agrees that he will keep all confidential and proprietary information of the Company or relating to its business (including, but not limited to, information regarding the Company's customers, pricing policies, methods of operation, proprietary computer programs and trade secrets) confidential, and that he will not (except with the Company's prior written consent), while in the employ of the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." The Employee shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his employment. The foregoing shall not apply to any information, which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

     The Employee recognizes that because his work for the Company will bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 9 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in the Employee.

     10.  COVENANT NOT TO COMPETE
          -----------------------

     The Employee hereby agrees that he will not, either during the term of this Agreement or during the period of eighteen (18) months from the time the Employee's employment under this Agreement is terminated, engage in any business activities on behalf of any enterprise which

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competes with the Company in the business of managing dental practices; provided that such post-termination period shall be reduced to four (4) months if Employee is terminated without Cause. The Employee will be deemed to be engaged in such competitive business activities if he participates in such a business enterprise as an employee, officer, director, consultant, agent, partner, proprietor, or other participant; provided that the ownership of no more than two percent (2%) of the stock of a publicly traded corporation engaged in a competitive business, shall not be deemed to be engaging in competitive business activities.

     The Employee agrees that he shall not, for a period of one (1) year from the time his employment under this Agreement ceases (for whatever reason), and during any period in which he is receiving monthly severance payments under
Section 5 or Section 6 of this Agreement.

     (a) Solicit any employee or full-time consultant of the Company for the purposes of hiring or retaining such employee or consultant; or

     (b) Contact any present or prospective client of the Company to solicit such a person to enter into a management contract with any organization other than the Company or a related entity.

     For this purpose, the Employee shall be considered to be receiving monthly severance payments under Section 6 of this Agreement during any period for which he would have received such severance payments had they not been offset by compensation received from a successor employer.

     11.  INJUNCTIVE RELIEF

     The Employee acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 9 and 10 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Middle District of Florida, or in any court in the State of Florida, having subject matter jurisdiction. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

     It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

     12.  SURRENDER OF DOCUMENTS

     Upon the termination of this Agreement and at any other time at the request of the Employer, the Employee shall promptly surrender to the Employer all Proprietary Information and


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other written documentation in his possession or under his control relating to the operation, business or affairs of the Employer.

     13.  NOTICES

     Notices and all other communications provided for hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid or by expedited (overnight) courier with an established national reputation, postage prepaid or billed to sender, in either instance addressed to the respective addresses last given by each party in writing to the other. All notices and communications shall be deemed to have been received on the date of personal delivery thereof, on the third business day after the mailing thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

     14.  NO CONFLICT

     The Employee represents and warrants that the Employee's employment hereunder and performance of the terms hereof does not and will not breach any other agreement to which the Employee is a party. The Employee has not entered into and shall not enter into any agreement either written or oral, which is in conflict with this Agreement.

     15.  MODIFICATIONS AND WAIVER

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and an authorized officer of the Employer. The waiver by either party of a breach by the other of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party.

     16.  SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not in any way affect the validity and/or enforceability of any other provision hereof. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Employer and the Employee consider the restrictions contained in this Agreement reasonable for the purpose of preserving for the Employer the good will, other proprietary rights and intangible business value of the Employer, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Agreement is an unreasonable or otherwise unenforceable restriction against the Employee, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may determine to be reasonable.

     17.  GOVERNING LAW AND VENUE


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     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. The parties agree that the venue for bringing an action under this Agreement shall be the Circuit Court for Hillsborough County, Florida.

     18. ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supercedes and cancels all previous agreements between the parties.

     19. COUNTERPARTS

     This Agreement may be executed in one or more counterparts each of which shall be considered an original and together shall constitute one and the same agreement.

     20. RELATIONSHIP BETWEEN THE PARTIES

     The relationship between the parties is that of Employer and Employee. Nothing in this Employment Agreement or future addendum is intended and nothing shall be construed to create a joint venture relationship or partnership.

     21. ARBITRATION

     Subject to the Company's right to seek injunctive relief for any violations of the covenants set forth in Sections 9 and 10, of this Agreement, any controversy or claim arising out of this Agreement, or breach thereof, other than a claim for injunctive relief shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association which shall occur in Tampa, Florida or at such other location as many be mutually agreed to by the parties.

     22. ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefits of the heirs and representatives of the Employee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.

     All provisions of the Employment Agreement shall remain in full force and effect.



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     IN WITNESS WHEREOF, the Employer and the Employee as of the date first above written have duly executed this Agreement.




EMPLOYER                                     EMPLOYEE

COAST DENTAL SERVICES, INC.



By: /s/ Terek Diasti     1/31/02             By: /s/ Timothy Merrick  1/31/2002
    ----------------------------                 ------------------------------
     TEREK DIASTI, C.E.O.   Date                   TIMOTHY MERRICK        Date











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